Exhibit 5.1

LOREN L. MALL

Attorney At Law

1331 17th Street, Suite 720

Denver, Colorado 80202

May 20, 2005

Rentech, Inc.

1331 17th Street, Suite 720

Denver, CO 80202

Re:	Registration Statement on Form S-3

Gentlemen:

I am Vice President – Legal of Rentech, Inc., a Colorado corporation (the “Company”). I have acted as counsel to the Company in connection with its Registration Statement on Form S-3 (the “Registration Statement”) relating to (i) the offering and sale by the Company from time to time on a continuous or delayed basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of up $75,000,000 aggregate public offering price of the Company’s common stock, $0.01 par value (“Common Stock”), and (ii) the offering and sale of up to 25,711,269 shares of Common Stock from time to time by the selling shareholders named in the Registration Statement (the “Selling Shareholders”), consisting of (A) 234,352 issued and outstanding shares of Common Stock (the “Issued Shares”) and (B) 25,476,917 shares of Common Stock issuable upon exercise or conversion of the Company’s convertible notes, shares of the Company’s Series A preferred stock, warrants and options held by certain of the Selling Shareholders (the “Underlying Shares”).

In connection with this opinion, I and those under my supervision have examined such corporate records, certificates and other documents as we have considered necessary or appropriate for the purpose of this opinion, including the Company’s Amended and Restated Articles of Incorporation, Bylaws and minutes of the minutes of the proceedings of the Board of Directors of the Company authorizing the original issuance of the Issued Shares and the securities to which the Underlying Shares are subject. In making such examination and rendering this opinion, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to original documents of all documents submitted to us as photocopies. I have also assumed the legal capacity for purposes relevant to the transactions contemplated by the Registration Statement of all natural persons and, with respect to all parties to agreements or instruments relevant to my opinion other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are valid, binding and enforceable obligations of such parties. I have relied as to matters of fact on certificates of officers of the Company and of public officials.

My opinions set forth in this letter are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and remedies and to general principles of equity (whether considered in a proceeding in equity or at law).

Based on the foregoing, and subject to the assumptions, exceptions, limitations and qualifications set forth herein, in my opinion:

1. When (i) all requisite corporate action, including the adoption of appropriate resolutions of the Board of Directors, has been taken by the Company to authorize the issuance of any shares of Common Stock and the consideration to be received therefor, and (ii) certificates evidencing such shares have been duly executed, countersigned, issued and delivered, against payment therefor of the consideration specified in such resolutions of the Board of Directors, in the manner described in such resolutions of the Board of Directors, and assuming that the Company has a sufficient number of shares of Common Stock for such issuance, the shares of Common Stock to be sold by the Company pursuant to the Registration Statement will be validly issued, fully paid and non-assessable.

2. The Issued Shares to be sold by the Selling Shareholders pursuant to the Registration Statement are duly authorized, validly issued, fully paid and nonassessable.

3. The Underlying Shares have been duly authorized, and when issued upon exercise or conversion of, and pursuant to the provisions of, the Company’s convertible notes, Series A preferred stock, warrants and options, as applicable, assuming the Company has received the consideration therefor in accordance with the terms of such securities, the Underlying Shares will be validly issued, fully paid, and non-assessable.

I hereby consent to the reference to me under the caption “Legal Matters” in the registration statement on Form S-3 and the related prospectus and to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the registration statement.

Very truly yours,

/s/ LOREN L. MALL
Loren L. Mall
Vice President - Legal